Exhibit 23.4

Fangda Partners

http://www.fangdalaw.com

中国上海市石门一路288号	电子邮件	E-mail:	email@fangdalaw.com
兴业太古汇香港兴业中心二座24楼	电 话	Tel.:	+86-21-2208 1166
邮政编码：200041	传 真	Fax.:	+86-21-5298 5599

24/F, HKRI Centre Two
HKRI Taikoo Hui
288 Shi Men Yi Road
Shanghai, PRC
200041

To: BeOne Medicines Ltd.

May 27, 2025

Re: Consent of Fangda Partners

Dear Sirs,

We hereby consent to the reference of our name under the heading “ENFORCEMENT OF CIVIL LIABILITIES” in the Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-3, which will be filed by BeOne Medicines Ltd. with the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2025. We also consent to the filing of this consent letter with the SEC as an exhibit to the Amendment.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Fangda Partners
Fangda Partners